Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been derived from the historical consolidated financial statements of Identiv, Inc. (the “Company”), adjusted to give effect to the Asset Sale (as defined below) of its IoT Business (as defined below). On June 24, 2026, the Company entered into a Stock and Asset Purchase Agreement (the “Agreement”) with Trackonomy Systems, Inc., a Delaware corporation (“Buyer”). Upon the terms and subject to the conditions set forth in the Agreement, at the closing of the transaction contemplated thereby, the Company sold its specialty Internet of Things business (the “IoT Business”) to Buyer through the sale of substantially all of its operating assets, including all outstanding shares of Identiv (Thailand) Co., Ltd, a wholly-owned subsidiary of the Company, and $25.0 million in cash, subject to adjustments, in exchange for $50.0 million of shares of Series C Preferred Stock of Buyer, at a value of $20.07 per share (the “Purchase Price”), and the assumption of certain liabilities related to the IoT Business (collectively, the “Asset Sale”). The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 have been prepared with the assumption that the Asset Sale occurred as of January 1, 2024. The unaudited pro forma condensed consolidated balance sheets as of June 30, 2026 and December 31, 2025 have been prepared with the assumption that the Asset Sale was completed as of the balance sheet date.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon assumptions deemed appropriate by management. The unaudited pro forma condensed consolidated financial statements and pro forma adjustments are based upon information available as of the date of this Current Report on Form 8-K and have been presented solely for informational purposes and are not necessarily indicative of the condensed consolidated balance sheet or statements of operations that would have been realized had the Asset Sale occurred as of the dates indicated, nor are they meant to be indicative of any future consolidated financial position or future results of operations.

Historical condensed consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Asset Sale, and (2) factually supportable. Accordingly, the accompanying unaudited pro forma condensed consolidated statements of operations do not include gain or loss from the Asset Sale. The adjustments presented are based on currently available information and reflect certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments.

The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements and should be read in conjunction with the (i) unaudited condensed consolidated financial statements for the six months ended June 30, 2026 and (ii) audited consolidated financial statements of the Company as of and for the year ended December 31, 2025, which are incorporated by reference into this Current Report on Form 8-K.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

Giving Effect to the Asset Sale

As of June 30, 2026

(In thousands)

	Consolidated	Pro Forma Adjustments for Asset Sale(a)	Other Pro Forma Adjustments for Asset Sale		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$119,407	$(25,000)	$(4,900	) (e)	$89,507
Restricted cash	300	—	—		300
Accounts receivable, net	2,428	(2,428)	—		—
Inventories	8,501	(8,501)	—		—
Prepaid expenses and other current assets	1,661	(900)	—		761

Total current assets	132,297	(36,829)	(4,900)		90,568
Property and equipment, net	7,364	(7,327)	—		37
Operating lease right-of-use assets	696	(696)	—		—
Other assets	325	(125)	—		200
Investment in Series C preferred shares	—	—	50,000	(b)	50,000

Total assets	$140,682	$(44,977)	$45,100		$140,805

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,502	$(1,533)	$—		$969
Operating lease liabilities	331	(331)	—		—
Accrued compensation and related benefits	988	(142)	—		846
Accrued income taxes payable	286	—	—		286
Other accrued expenses and liabilities	2,395	(344)	4,900	(e)	6,951

Total current liabilities	6,502	(2,350)	4,900		9,052
Long-term operating lease liabilities	375	(375)	—		—
Other long-term liabilities	723	—	—		723

Total liabilities	7,600	(2,725)	4,900		9,775

Stockholders’ equity:
Series B preferred stock	5	—	—		5
Common stock	27	—	—		27
Additional paid-in capital	514,028	—	—		514,028
Treasury stock	(17,362)	—	—		(17,362)
Accumulated deficit	(366,154)	—	(2,052)		(368,206)
Accumulated other comprehensive income	2,538	—	—		2,538
Net Parent investment	—	(42,252)	42,252	(c)	—

Total stockholders’ equity	133,082	(42,252)	40,200		131,030

Total liabilities and stockholders’ equity	$140,682	$(44,977)	$45,100		$140,805

Unaudited Pro Forma Condensed Consolidated Balance Sheet

Giving Effect to the Asset Sale

As of December 31, 2025

(In thousands)

	Consolidated	Pro Forma Adjustments for Asset Sale(a)	Other Pro Forma Adjustments for Asset Sale		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$128,609	$(25,000)	$(4,900	)(e)	$98,709
Restricted cash	300	—	—		300
Accounts receivable, net	4,070	(4,070)	—		—
Inventories	7,419	(7,419)	—		—
Prepaid expenses and other current assets	2,267	(1,362)	—		905

Total current assets	142,665	(37,851)	(4,900)		99,914
Property and equipment, net	7,316	(7,288)	—		28
Operating lease right-of-use assets	841	(841)	—		—
Other assets	515	(315)	—		200
Investment in Series C preferred shares	—	—	50,000	(b)	50,000

Total assets	$151,337	$(46,295)	$45,100		$150,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,619	$(3,363)	$—		$256
Operating lease liabilities	331	(331)	—		—
Deferred revenue	2,760	(2,760)	—		—
Accrued compensation and related benefits	776	(86)	—		690
Accrued income taxes payable	288	—	—		288
Other accrued expenses and liabilities	1,619	(676)	4,900	(e)	5,843

Total current liabilities	9,393	(7,216)	4,900		7,077
Long-term operating lease liabilities	525	(525)	—		—
Other long-term liabilities	718	—	—		718

Total liabilities	10,636	(7,741)	4,900		7,795

Stockholders’ equity:
Series B preferred stock	5	—	—		5
Common stock	26	—	—		26
Additional paid-in capital	512,684	—	—		512,684
Treasury stock	(16,921)	—	—		(16,921)
Accumulated deficit	(358,053)	—	1,646		(356,407)
Accumulated other comprehensive income	2,960	—	—		2,960
Net Parent investment	—	(38,554)	38,554	(c)	—

Total stockholders’ equity	140,701	(38,554)	40,200		142,347

Total liabilities and stockholders’ equity	$151,337	$(46,295)	$45,100		$150,142

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Giving Effect to the Asset Sale

For the Six Months Ended June 30, 2026

(In thousands)

	Consolidated	Pro Forma Adjustments for Asset Sale(d)	Pro Forma
Net revenue	$13,094	$(13,094)	$—
Cost of revenue	10,887	(10,887)	—

Gross profit	2,207	(2,207)	—

Operating expenses:
Research and development	1,951	(1,951)	—
Selling and marketing	2,639	(1,587)	1,052
General and administrative	7,251	(2,160)	5,091
Restructuring and severance	81	(81)	—

Total operating expenses	11,922	(5,779)	6,143

Loss from operations	(9,715)	3,572	(6,143)
Non-operating income (expense):
Interest income, net	2,042	—	2,042
Foreign currency gains (losses), net	(411)	828	417

Loss from operations before income tax provision	(8,084)	4,400	(3,684)
Income tax provision	(17)	—	(17)

Net loss	$(8,101)	4,400	$(3,701)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Giving Effect to the Asset Sale

For the Year Ended December 31, 2025

(In thousands)

	Consolidated	Pro Forma Adjustments for Asset Sale(d)	Pro Forma
Net revenue	$21,484	$(21,484)	$—
Cost of revenue	20,177	(20,177)	—

Gross profit	1,307	(1,307)	—

Operating expenses:
Research and development	3,278	(3,278)	—
Selling and marketing	5,583	(3,791)	1,792
General and administrative	13,068	(4,819)	8,249
Restructuring and severance	1,524	(1,513)	11

Total operating expenses	23,453	(13,401)	10,052

Loss from operations	(22,146)	12,094	(10,052)
Non-operating income (expense):
Interest income, net	5,023	(2)	5,021
Foreign currency gains (losses), net	(1,148)	(639)	(1,787)

Loss from operations before income tax benefit	(18,271)	11,453	(6,818)
Income tax benefit	268	—	268

Net loss	$(18,003)	11,453	$(6,550)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

IDENTIV, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to the Asset Sale, and (ii) factually supportable. Accordingly, the pro forma condensed consolidated statements of operations do not reflect an estimated gain or loss on the sale of the IoT Business.

2. Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed consolidated financial information:

(a)

Represents the elimination of certain assets and the assumption by Buyer of certain liabilities of the IoT Business sold to Buyer, including all outstanding shares of Identiv (Thailand) Company Limited, a wholly-owned subsidiary, which is consistent with the terms of the Agreement.

(b)	Represents the estimated consideration, excluding customary adjustments set forth in the Agreement.

(c)	Represents the elimination of intercompany investment.

(d)	Represents the elimination of the revenues and expenses of the IoT Business for the period presented, which is consistent with the terms of the Agreement.

(e)	Represents estimated transaction closing related costs, such as investment banking, legal and other professional services costs.